EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of MGI PHARMA, INC. (the “Company”) on Form 10-Q for the period ended September 30, 2007 as filed with the Securities Exchange Commission on the date hereof (the “Report”), I, Leon O. Moulder, Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Leon O. Moulder, Jr.
Leon O. Moulder, Jr.
President and Chief Executive Officer
October 26, 2007